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                                                                   EXHIBIT 10.28


                              GELMAN SCIENCES INC.


                         EXECUTIVE STOCK OWNERSHIP PLAN




1.    PURPOSE

      The Gelman Sciences Inc. Executive Stock Ownership Plan (the "Plan") is intended to foster and promote the long-term growth and performance of Gelman Sciences Inc. (the "Company") by requiring and enabling the acquisition of a significant personal equity interest in the Company by those Company executives upon whose judgment and efforts the Company is largely dependent for the successful conduct of its business. As equity holders, Company executives will participate in future appreciation in the share value of the Company's stock, thus further aligning their interests with the interests of other shareholders of the Company, with the goal of maximizing return on shareholder investment. The opportunity to participate in Company stock appreciation should enable the Company to attract and retain key executives critical to the long-term success of the Company. The Plan was adopted by the Company's Board of Directors on September 20, 1995, with an effective date of August 1, 1995, subject to shareholder approval and ratification.

2.    BACKGROUND

      The Plan is a feature of the Company's Executive Compensation Plan, also adopted by the Board on September 20, 1995, with an effective date of August 1, 1995. Pursuant to the Executive Compensation Plan, the Board or its Compensation Committee (the "Committee") will make an annual determination as to the dollar amount of a bonus pool to be allocated among the Company's executive officers and other employees. It is the goal of the Company that each executive officer acquire and retain of no fewer than that number of shares of the Company's common stock ("Common Stock") with a value equal to fifty percent (50%) of such officer's annual base salary (the "Equity Value Requirement"), as adjusted from time to time. Consistent with that goal, the annual bonus paid to each executive officer will be paid in the form of a specified amount of Common Stock, and the remainder of the bonus will be paid in cash. As of each July 31st during the period in which the Plan is in effect, the value of each executive officer's beneficial ownership of Common Stock will be calculated, using the closing price on the principal stock exchange on which the Common Stock is then traded for such day, or, if it is not a trading day, then on the last trading day immediately preceding such day. If the Equity Value Requirement is not met by an executive officer as of any July 31st, the annual bonus received by that officer for that year will have a stock component. The size of the stock component will be sufficient to satisfy the




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      Equity Value Requirement, subject to the limitation that the value of the stock component paid to an executive officer with respect to any year will not exceed the lesser of thirty percent (30%) of that officer's annual bonus or ten percent (10%) of such officer's annual base salary for that year.

3.    ADMINISTRATION

      The Plan will be administered by a committee ("Committee"), comprised of three or more disinterested members of the Board, none of whom will be an employee of the Company or a participant in the Plan. A majority of Committee members will constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or the unanimous written action of the Committee, will be considered the action of the Committee. Except for the terms and conditions explicitly set forth in the Plan, the Committee will have the authority, in its discretion, to determine all matters relating to awards under the Plan. All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board shall be final and conclusive.

4.    PARTICIPANTS

      The Chief Executive Officer, the Chief Operating Officer and all other executive officers of the Company will participate in the Plan.

5.    STOCK SUBJECT TO THE PLAN; ADJUSTMENTS

      The stock awarded under the Plan will be shares of Common Stock and may be authorized and unissued shares or shares now held or subsequently acquired by the Company or a combination thereof, as the Board may from time to time determine. The aggregate number of shares to be awarded under the Plan will not exceed 100,000, subject to adjustment for any increase or decrease in the number of issued shares of Common Stock resulting from any reorganization, capitalization, stock split, stock dividend or similar corporate transaction.

6.    STOCK AWARDS

      Stock awards under the Plan will be determined pursuant to the provisions of Section 2, above.

7.    WITHHOLDING TAXES

      The Company will have the right to deduct from any award made under the Plan an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations, including the withholding from any other cash amounts



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      due or to become due from the Company to the participant an amount equal to such taxes.

8.    TERM OF THE PLAN

      The Plan is effective as of August 1, 1995, and shall remain in full force and effect until all the Common Stock subject to it shall have been issued pursuant to the provisions hereof, unless sooner terminated by the Board.

9.    PLAN AMENDMENT; TERMINATION

      This Plan is subject to initial ratification and approval by the Company's shareholders, but may be terminated or suspended or amended thereafter from time to time by the Committee or the Board; provided, however, no amendment by the Committee or the Board shall (a) increase the maximum number of shares of Common Stock that may be issued under the Plan, subject to adjustments pursuant to Section 5 above, (b) change the designation in Section 4 of the Plan participants or (c) cause Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") to cease to be applicable to this Plan, without further approval of the shareholders of the Company. The Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, or rules promulgated by the Commission.

10.   INDEMNIFICATION

      Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold such person harmless.



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11.   REQUIREMENTS OF LAW

      The issuance of Common Stock under the Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and be governed by the laws of the State of Michigan.

      It is the intention of the Company that the Plan will comply in all respects with Rule 16b-3, including any successor provision to Rule 16b-3, and, if any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, that provision will be deemed null and void, and in all events the Plan will be construed in favor of its meeting the requirements of Rule 16b-3. Specifically, the Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991. The Committee may at any time elect that this Plan shall be subject to a successor to this rule and, without shareholder approval, make any and all amendments to this Plan that are necessary to comply with the provisions of the Rule as then in effect or make any other amendments that do not require shareholder approval under applicable rules and regulations then in effect. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants, if any.



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